Exhibit 4.7
EXECUTION COPY

FIRST AMENDMENT TO
INDENTURE AND SECURITY AGREEMENT
(N377DA)
Dated as of February 14, 2011
between
DELTA AIR LINES, INC.
and
U.S. BANK TRUST NATIONAL ASSOCIATION,
as Loan Trustee

First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

FIRST AMENDMENT TO
INDENTURE AND SECURITY AGREEMENT
(N377DA)
     This FIRST AMENDMENT TO INDENTURE AND SECURITY AGREEMENT (N377DA) (the “First Indenture Amendment”), dated as of February 14, 2011, is made by and between DELTA AIR LINES, INC., a Delaware corporation (together with its successors and permitted assigns, “Company”), and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Loan Trustee hereunder (together with its permitted successors hereunder, “Loan Trustee”).
W I T N E S S E T H:
     WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture referred to below;
     WHEREAS, on the Closing Date, which occurred on December 17, 2010, Company and Loan Trustee entered into that certain Indenture and Security Agreement (N377DA), dated as of December 17, 2010, as supplemented by Indenture Supplement No. 1 thereto, dated December 17, 2010, recorded by the FAA on January 14, 2011, and assigned Conveyance No. SM005273 (the “Original Indenture”), pursuant to which, among other things, Company issued to Subordination Agent the Series A Equipment Notes in the original principal amount, having the maturity and bearing interest at the Debt Rate, in each case as specified on Schedule I to the Original Indenture (the “Series A Equipment Notes”);
     WHEREAS, in connection with the Original Indenture, Company, Class A Trustee, Subordination Agent, Loan Trustee and U.S. Bank Trust National Association in its individual capacity, entered into that certain Participation Agreement (N377DA), dated as of December 17, 2010 (the “Original Participation Agreement”), providing for the issuance by Company of the Series A Equipment Notes secured by a security interest in Company’s right, title and interest in and to the Aircraft and certain other property described in the Original Indenture;
     WHEREAS, Section 2.02 of the Original Indenture provides that, if no Series B Equipment Notes are issued on the Closing Date, then, subject to compliance with the conditions set forth in Section 4(a)(v) of the Note Purchase Agreement, Section 2.02 of the Original Participation Agreement and Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the Series B Closing), Company shall have the option to issue Series B Equipment Notes after the Closing Date;
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     WHEREAS, concurrently with the execution and delivery of this First Indenture Amendment, Company, U.S. Bank Trust National Association, as Pass Through Trustee for each of the Pass Through Trusts, Subordination Agent and Loan Trustee, and U.S. Bank Trust National Association in its individual capacity entered into that certain First Amendment to Participation Agreement (N377DA), dated as of the date hereof (the “First PA Amendment”), pursuant to which, among other things, Series B Equipment Notes specified in Schedule I to the Original Indenture, as such Schedule I is amended by this First Indenture Amendment, and substantially in the form set forth in Section 2.01 of the Original Indenture, will be issued to Subordination Agent;
     WHEREAS, in connection with such issuance of Series B Equipment Notes and other transactions contemplated by the First PA Amendment, Company and Loan Trustee desire to amend the Original Indenture to provide for the Company’s issuance of Series B Equipment Notes on the terms provided herein and therein;
     WHEREAS, all things have been done to make the Series B Equipment Notes, when executed by Company and authenticated and delivered by Loan Trustee, the valid, binding and enforceable obligations of Company; and
     WHEREAS, all things necessary to make this First Indenture Amendment a legal, valid and binding obligation of Company have been done and performed and have occurred;
     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:
ARTICLE I
     Section 1.01 Issuance of Series B Equipment Notes. The Series B Equipment Notes being issued pursuant to the Original Indenture, as amended by this First Indenture Amendment, shall be dated the date of issuance thereof, and shall be issued with the maturity date and in the original principal amount, and shall bear interest at the applicable Debt Rate, in each case as specified in Schedule I to the Original Indenture, as such Schedule I is amended by this First Indenture Amendment. On the date hereof, each Series B Equipment Note shall be issued to Subordination Agent on behalf of the Class B Pass Through Trust created under the applicable Pass Through Trust Agreement referred to in Schedule II to the Original Indenture, as such Schedule II is amended by this First Indenture Amendment.
     Section 1.02 Series B Equipment Notes Related Provisions. For the avoidance of doubt, the parties hereto agree that the Series B Equipment Notes being issued as
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

provided herein shall constitute “Series B Equipment Notes” and “Equipment Notes” for all purposes of the Indenture and the other Operative Documents.
     Section 1.03 Definitional Provisions.
     (a) For purposes of this First Indenture Amendment, the term “Indenture” means the Original Indenture as amended by this First Indenture Amendment.
     (b) All references in this First Indenture Amendment to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this First Indenture Amendment, unless otherwise specifically stated.
     (c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this First Indenture Amendment as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.
ARTICLE II
     Section 2.01 Amendment to Section 2.02. Section 2.02 of the Original Indenture is hereby amended by deleting the words “Schedule I to” appearing immediately after the words “in a single payment on the Payment Dates set forth in” in the second sentence of the second paragraph thereof.
     Section 2.02 Amendment to Section 2.14. Section 2.14 of the Original Indenture is hereby amended by deleting it in its entirety and replacing it with the following:
     Section 2.14 Certain Payments. Company agrees to pay to Loan Trustee for distribution in accordance with Section 3.04:
     (a) an amount or amounts equal to the fees payable to Liquidity Providers under Section 2.03 of each Liquidity Facility and the Fee Letter (as defined in the Intercreditor Agreement) related thereto (or similar provisions of any Replacement Liquidity Facility therefor and any related fee letter), multiplied by a fraction, the numerator of which is the sum of the then outstanding aggregate principal amount of the Series A Equipment Notes and the Series B Equipment Notes and the denominator of which is the sum of the then outstanding aggregate principal amount of all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement);
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     (b) an amount equal to interest on any Special Termination Advance (other than any Applied Special Termination Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Special Termination Advance multiplied by the fraction specified in the foregoing clause (a);
     (c) an amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Downgrade Advance multiplied by the fraction specified in the foregoing clause (a);
     (d) an amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) minus Investment Earnings from such Non-Extension Advance multiplied by the fraction specified in the foregoing clause (a);
     (e) if any payment default shall have occurred and be continuing with respect to interest on any “Series A Equipment Notes” or “Series B Equipment Notes” (each as defined in the Note Purchase Agreement), (x) the excess, if any, of (1) the amount equal to the sum of interest on any Unpaid Advance (other than a Special Termination Advance), Applied Provider Advance or Applied Special Termination Advance payable under Section 3.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) plus any other amounts payable in respect of such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance under Section 3.01, 3.03 or 3.09 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) under which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made over (2) the sum of (A) Investment Earnings from any Final Advance plus (B) any amount of interest at the Past Due Rate actually payable (whether or not in fact paid) by Company in respect of the overdue scheduled interest on the “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) in respect of which such Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance was made, multiplied by (y) a fraction, the numerator of which is the then aggregate overdue amounts of interest on the then outstanding Series A Equipment Notes and
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

Series B Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which is the then aggregate overdue amounts of interest on all “Series A Equipment Notes” and “Series B Equipment Notes” (each as defined in the Note Purchase Agreement) with respect to all of the “Indentures” (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such “Equipment Notes”);
     (f) any amounts owed to Liquidity Providers by Subordination Agent as borrower under Sections 3.01 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), 3.03 (other than in respect of an Unpaid Advance, Applied Provider Advance or Applied Special Termination Advance), 7.05 and 7.07 of each Liquidity Facility (or similar provisions of any Replacement Liquidity Facility therefor) multiplied by the fraction specified in the foregoing clause (a); and
     (g) an amount or amounts equal to the compensation, including reasonable expenses and disbursements actually incurred, payable to Subordination Agent under Section 6.07 of the Intercreditor Agreement, multiplied by the fraction specified in the foregoing clause (a) (but in any event without duplication of any amount or amounts payable by Company in respect of such compensation under any other Operative Document or Pass Through Document).
     For purposes of this paragraph, the terms “Applied Downgrade Advance”, “Applied Non-Extension Advance”, “Applied Provider Advance”, “Applied Special Termination Advance”, “Downgrade Advance”, “Final Advance”, “Investment Earnings”, “Non-Extension Advance”, “Special Termination Advance” and “Unpaid Advance” have the meanings specified in each Liquidity Facility or the Intercreditor Agreement, as applicable.
ARTICLE III
     Section 3.01 Amendment to Schedule I. Schedule I to the Original Indenture is hereby amended by deleting it in its entirety and replacing it with Schedule I to this First Indenture Amendment (it being agreed and understood that no amendments are being made to the maturity date, original principal amount, Debt Rate, Make-Whole Spread or amortization schedule of the Series A Equipment Notes).
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     Section 3.02 Amendment to Schedule II. Schedule II to the Original Indenture is hereby amended by deleting it in its entirety and replacing it with Schedule II to this First Indenture Amendment.
ARTICLE IV
     Section 4.01 Amendment to Annex A. Annex A to the Original Indenture is amended as follows:
     (a) The definition of “Class B Certificates” is amended by deleting the phrase “, if any,”.
     (b) The definition of “Class B Pass Through Trust” is deleted in its entirety and replaced with the following:
     “Class B Pass Through Trust” means (i) initially, the Delta Air Lines Pass Through Trust 2010-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2010-1B, dated as of February 14, 2011, between Company and U.S. Bank, as Class B Trustee, and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes.
     (c) The definition of “Intercreditor Agreement” is deleted in its entirety and replaced with the following:
     “Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among Class A Trustee, Class A Liquidity Provider and Subordination Agent, as amended by that certain Amendment No. 1 to Intercreditor Agreement (2010-1), dated as of February 14, 2011, among Company, Liquidity Providers, Pass Through Trustees and Subordination Agent, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Company.
     (d) The definition of “Liquidity Facilities” is amended by deleting the phrase “, if provided,”.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     (e) The definition of “Liquidity Providers” is amended by deleting the phrase “, if any Class B Liquidity Facility shall have been provided,”.
     (f) The definition of “Pass Through Trust” is amended by adding the word “two” after the words “means each of the” and before the words “separate grantor trusts” and by deleting the words “that have been or will be” that appear after the words “grantor trusts” and before the words “created pursuant to”.
     (g) The definition of “Trust Supplements” is deleted in its entirety and replaced with the following:
     “Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule II to the Participation Agreement and (ii) in the case of any Class B Certificates issued after the Closing Date in connection with any redemption of Series B Equipment Notes and issuance of new Series B Equipment Notes, pursuant to the provisions of Sections 2.02 and 2.11(b) of the Indenture, an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Class B Certificates, (b) the issuance of such Class B Certificates representing fractional undivided interests in the Class B Pass Through Trust is authorized and (c) the terms of such Class B Certificates are established.
ARTICLE V
     Section 5.01 Effective Time of Amendments. The amendments to the Original Indenture contemplated hereby and the agreements set forth herein shall be effective as of the time of the Series B Closing.
     Section 5.02 Ratification. Except as expressly amended hereby, the Original Indenture shall remain in full force and effect in all respects, and this First Indenture Amendment shall be construed as supplemental to the Indenture and shall form a part thereof.
     Section 5.03 Severability. To the extent permitted by applicable law, any provision of this First Indenture Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     Section 5.04 No Oral Modification or Continuing Waivers. No terms or provisions of this First Indenture Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Company and Loan Trustee in compliance with Article IX of the Indenture.
     Section 5.05 Successors and Assigns. The terms and provisions contained herein shall bind and inure to the benefit of, and be enforceable by, each of the parties hereto and the successors and permitted assigns of each, all as provided herein and in the Indenture.
     Section 5.06 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.
     Section 5.07 Counterparts. This First Indenture Amendment may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this First Indenture Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this First Indenture Amendment, but all of such counterparts together shall constitute one instrument.
     Section 5.08 Governing Law. THIS FIRST INDENTURE AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.
[Signature Pages Follow.]
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

     IN WITNESS WHEREOF, the parties hereto have caused this First Indenture Amendment to be duly executed by their respective officers thereof duly authorized, as of the date first above written.

DELTA AIR LINES, INC.
By:	/s/ Paul A. Jacobson
	Name:	Paul A. Jacobson
	Title:	Senior Vice President and Treasurer

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as expressly provided herein, but solely as Loan Trustee
By:	/s/ John G. Correia
	Name:	John G. Correia
	Title:	Vice President

Signature Page
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

SCHEDULE I
Schedule I
to Indenture and
Security Agreement
DESCRIPTION OF EQUIPMENT NOTES1

     The information set forth below this text in this Schedule has been intentionally omitted from the FAA filing copy as the parties hereto deem it to contain confidential information.

[1]	This page to be included only in the FAA filing package in the place of the completed amortization schedule.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

I-1

SCHEDULE I (Cont’d)
Schedule I
to Indenture and
Security Agreement
(Cont’d)
DESCRIPTION OF EQUIPMENT NOTES

	Original Principal
	Amount	Maturity Date
Series A Equipment Notes:	$12,607,000	July 2, 2018

Series B Equipment Notes:	$3,068,000	January 2, 2016
CERTAIN DEFINED TERMS

Defined Term	Definition
Debt Rate for Series A Equipment Notes	6.20% per annum
Make-Whole Spread for Series A Equipment Notes	0.50%

Debt Rate for Series B Equipment Notes	6.375% per annum
Make-Whole Spread for Series B Equipment Notes	0.50%
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

SCHEDULE I (Cont’d)
Schedule I
to Indenture and
Security Agreement
(Cont’d)
EQUIPMENT NOTES AMORTIZATION
SERIES A EQUIPMENT NOTES
Boeing 737-832
N377DA

Percentage of
Original Principal
Amount to be
Payment Date	Paid
January 2, 2011	0.00000000%
July 2, 2011	5.01277758%
January 2, 2012	4.88631713%
July 2, 2012	5.18863615%
January 2, 2013	5.03948886%
July 2, 2013	4.89034171%
January 2, 2014	5.13939391%
July 2, 2014	5.14066939%
January 2, 2015	5.35631800%
July 2, 2015	5.12904601%
January 2, 2016	4.90177409%
July 2, 2016	5.00420425%
January 2, 2017	4.74852328%
July 2, 2017	4.49284239%
January 2, 2018	4.23716134%
July 2, 2018	30.83250591%
SERIES B EQUIPMENT NOTES
     The principal amount of each Series B Equipment Note will be payable in a single payment on the Maturity Date for the Series B Equipment Notes set forth on the first page of this Schedule I.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

SCHEDULE I (Cont’d)
Schedule I
to Indenture and
Security Agreement
(Cont’d)
EQUIPMENT NOTES AMORTIZATION2
The portion of this Schedule appearing below this text is intentionally deleted from the FAA filing counterpart because the parties hereto deem it to contain confidential information.

[2]	This page to be included only in the FAA filing package in the place of the completed amortization schedule.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA

SCHEDULE II
Schedule II
to Indenture and
Security Agreement
PASS THROUGH TRUST AGREEMENT AND
PASS THROUGH TRUST SUPPLEMENTS
     Class A Pass Through Trust: Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee, as supplemented by Trust Supplement No. 2010-1A, dated as of July 2, 2010.
     Class B Pass Through Trust: Pass Through Trust Agreement, dated as of November 16, 2000, between Delta Air Lines, Inc. and U.S. Bank Trust National Association (as successor to State Street Bank and Trust Company of Connecticut, National Association), as trustee, as supplemented by Trust Supplement No. 2010-1B, dated as of February 14, 2011.
First Amendment to
Indenture and Security Agreement (2010-1B EETC)
N377DA